OPTION AGREEMENT

This Option Agreement (the “Agreement”), dated as of March 28, 2013 (the “Effective Date”), is by and among Lighter Than Air Systems Corp. (the “Company”), Felicia Hess (“Seller”) and World Surveillance Group Inc. (“WSGI”).

Introduction

Simultaneously with the date hereof, the Company, Seller, Kevin Hess and WSGI entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which WSGI acquired all of the outstanding shares of capital stock of the Company.

The Stock Purchase Agreement contemplates the consummation of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        Definitions. The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity.

“Bankruptcy Event” means the occurrence of any of the following

(i) if WSGI shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy, or an answer seeking reorganization in a proceeding under any bankruptcy law (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against WSGI in any such proceeding, or shall by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or shall, in a petition in bankruptcy filed against it or them be adjudicated a bankrupt, or WSGI or its directors or a majority of its stockholders shall vote to completely dissolve or liquidate WSGI; or

(ii) if an involuntary petition shall be filed against WSGI seeking relief against WSGI under any now existing or future bankruptcy, insolvency or other similar law providing for the reorganization or winding up of corporations, and such petition shall not be stayed or vacated or set aside within ninety (90) days from the filing thereof; or

(iii) if a court of competent jurisdiction shall enter an order, judgment or decree appointing, without consent of WSGI, a receiver, trustee or liquidator of WSGI or of all or any substantial part of the property of WSGI, or approving a petition filed against WSGI seeking a reorganization or arrangement of WSGI under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof; and such order, judgment or decree shall not be stayed or vacated or set aside within ninety (90) days from the date of the entry thereof.

1

“Independent Valuation Firm” means an independent accounting firm of nationally recognized standing reasonably satisfactory to the Company, Seller and WSGI (who shall not have any relationship with any of the Company, Seller or WSGI).

“Purchase Price” means a price equal to the fair market value of the Stock on the date of the Bankruptcy Event as determined by the Independent Valuation Firm and set forth in the Report.

“Term” means the period commencing on the Effective Date and terminating on the date that is eighteen (18) months from the Effective Date.

“Stock” means the outstanding capital stock of the Company.

“Stock Trigger Event” means the date the daily volume of WSGI’s common stock on the OTCQB or such other market that WSGI’s common stock is then traded falls below 50,000 shares for 30 consecutive days.

2.        Option. During the Term, WSGI shall provide prompt written notice of a Bankruptcy Event or a Stock Trigger Event to Seller and the Company. During the Term, Seller shall have the exclusive right and option to purchase the Stock for the aggregate Purchase Price (the “Option”) at any time within one hundred twenty (120) days of a Bankruptcy Event or a Stock Trigger Event (the “Option Period”).

3.        Indication of Interest. Seller may submit an indication of interest in exercising this Option by providing a written indication of interest notice (“Interest Notice”) to the Company and WSGI at their respective principal executive offices as set forth in Section 10 hereof within thirty (30) days of a Bankruptcy Event or a Stock Trigger Event signed by Seller and indicating that Seller is interested in exercising this Option.

4.        Determination of Purchase Price. Within ten (10) days of the receipt of the Interest Notice, the Company and WSGI will engage an Independent Valuation Firm, reasonably satisfactory to the Seller, to value the Stock. Promptly, but in no event later than thirty (30) days after such selection, the Independent Valuation Firm shall determine the fair market value of the Stock and shall deliver to the Company, WSGI and the Seller, as promptly as practicable, a report setting forth its determination of such fair market value of the Stock (the “Report”). The Report and its determination of fair market value of the Stock shall be final and binding upon the Parties hereto absent fraud, intentional misconduct or gross negligence. The reasonable costs and expenses of the Independent Valuation Firm shall be shared equally by WSGI and the Company, on the one hand, and Seller, on the other hand. The Company and WSGI hereto agree that they will, and agree to cause their respective employees, officers, directors, agents, and representatives to, cooperate and provide reasonable assistance in the valuation of the Stock, including without limitation, the making available to the extent necessary of books, records, work papers and personnel.

2

5.        Exercise of Option. No later than thirty (30) days after the delivery of the Report, Seller may exercise the Option by submitting a written option exercise notice exercising this Option (“Exercise Notice”) to the Company and WSGI at their respective principal executive offices as set forth in Section 10 hereof. Such Exercise Notice shall (a) be signed by Seller, (b) state Seller’s election to exercise this Option, and (c) identify the aggregate Purchase Price. In the event that Seller exercises her Option as provided for in this Agreement, WSGI agrees to sell and Seller agrees to buy the Stock within ten (10) days of the Company’s receipt of the Exercise Notice, the closing of which shall occur on a date to be mutually agreed upon by Seller and WSGI. Seller, WSGI and the Company agree to execute all such documents, certificates and instruments and to do and take all such actions as shall be reasonably necessary to effect the purchase and sale of the Stock. In the event the Seller does not exercise the Option during the Option Period, the Option and this Agreement shall terminate and have no further force or effect and no party to this Agreement shall have any other liability, obligation or duty pursuant to this Agreement.

6.        Payment of Purchase Price. The aggregate Purchase Price shall be paid by Seller at the closing of the purchase and sale of the Stock and may be paid by Seller to WSGI by wire transfer of immediately available funds to an account designated by WSGI or by cash or a certified or bank check payable to the order of WSGI.

7.        Option Not Transferable. This Option is not transferable, assignable or otherwise disposable except to an Affiliate of Seller.

8.        Representations and Warranties. The Company, WSGI and Seller hereby represent and warrant to each other as follows:

8.1.        All action on the part of the Company, WSGI and Seller necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been taken and this Agreement constitutes a valid and legally binding obligation of the Company, WSGI and Seller, as applicable, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

8.2.        The authorization, execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a breach or default under any provision of any instrument, judgment, order, writ, decree or agreement to which the Company, WSGI and Seller, as applicable, is a party or by which it is bound.

8.3.        There is no action, suit, proceeding, or investigation pending, or to the knowledge of the Company, WSGI and Seller, as applicable, currently threatened against the Company, WSGI and Seller, as applicable, in any way relating to the validity of this Agreement or the right of the Company, WSGI and Seller, as applicable, to enter into or to perform under this Agreement or consummate the transactions contemplated hereby.

3

9.         Enforceability. This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be determined to be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement.

10.       Notices. Any notice, demand or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier or express mail, or mailed by first class certified or registered mail, postage prepaid, return receipt requested, or otherwise actually delivered, receipt acknowledged, as follows: (a) if to the Seller to 11653 Central Parkway, Jacksonville, FL 32224 Attn: Felicia Hess, telecopy: 727-388-8361, (b) if to the Company or WSGI by physical or courier delivery: State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815, or if by mail delivery, to Mail Code: SWC, Kennedy Space Center, FL 32899, Attention: General Counsel, telecopy: 321-452-8965 or (c) at such other address as may have been furnished by any party hereto in writing to the other parties in accordance with the provisions of this Section 10.

11.       Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the conflict of laws provisions thereof. The Company, WSGI and Seller hereby submit to the jurisdiction of the courts of the State of Florida and of the United States located in Brevard County of Florida and each agrees not to raise and waive any objection to or defense based on the venue of any such court or forum non conveniens.

12.       Amendments and Waivers. This Agreement may be amended or modified only by a written instrument signed by the Company, WSGI and Seller. No waiver of this Agreement or any provision hereof shall be binding upon the party against whom enforcement of such waiver is sought unless it is made in writing and signed by or on behalf of such party. The waiver of a breach of any provision of this Agreement shall not be construed as a waiver or a continuing waiver of the same or any subsequent breach of any provision of this Agreement. No delay or omission in exercising any right under this Agreement shall operate as a waiver of that or any other right.

13.       Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors and administrators, successors and permitted assigns.

14.       Entire Agreement. This Agreement constitutes the final sole and entire agreement of the parties with respect to the matters set forth herein and replaces and supersedes all other agreements and understandings relating hereto.

15.       Counterparts. This Agreement may be executed in any number of counterparts, including counterpart signature pages or counterpart facsimile signature pages, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto, and any one of which may be delivered by facsimile.

4

16.       Captions. The captions of the Sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

[Remainder of Page Intentionally Left Blank]

5

This Agreement has been executed and delivered as of the date first above written.

LIGHTER THAN AIR SYSTEMS CORP.

By:	/s/Felicia Hess
Name: Felicia Hess
Title: President

SELLER:

/s/	Felicia Hess
Felicia Hess

WORLD SURVEILLANCE GROUP INC.

By:	/s/ Glenn D. Estrella
Name: Glenn D. Estrella
Title: President and CEO

6